UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 17, 2011

BIO-PATH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Blvd., Ste. 220, Ogden, UT	84403
(Address of principal executive offices)	(Zip Code)

801-399-5500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As of March 17, 2011, Bio-Path Holdings, Inc. (the “Company”) has issued or has agreed to issue, in the aggregate since the date of filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, more than 5% of its outstanding shares of common stock, par value $0.001 (“Common Stock”).  Between December 22, 2010 and March 17, 2011, the Company entered into subscription agreements with certain accredited investors, pursuant to which the Company issued or has agreed to issue an aggregate of 2,500,000 shares (the “Shares”) of Common Stock (exclusive of shares of Common Stock issued or to be issued to the Placement Agent as described below) in exchange for aggregate consideration of $750,000.  The Company engaged ACAP Financial, Inc. (the “Placement Agent”) as placement agent in connection with the sale of the Shares.  As consideration for its services, the Company has agreed to pay to the Placement Agent 10% of the gross proceeds from the sale of the shares of Common Stock sold pursuant to such subscription agreements and to issue to the Placement Agent one share of Common Stock for each ten shares of Common Stock sold by the Placement Agent.  The Shares were sold by the Company pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Exchange Act of 1933, as amended.  The proceeds from the sale of the Shares are to be used to fund working capital to continue and expand the Company’s ongoing business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: March 18, 2011	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer